June 30, 1997


Michael J. Acierno
5 Tam O'Shanter Lane
Fort Lauderdale, FL  33308


                  RE: EMPLOYMENT AGREEMENT WITH FIRST AMERICAN
                         RAILWAYS, INC. (THE "COMPANY")


Dear Michael:

This letter confirms that the Company agrees to employ you, and you agree to accept such employment, upon the terms and conditions set forth below beginning July 1, 1997 and continuing for a period of eighteen months. The term of your employment shall be automatically renewed for two consecutive additional one-year periods unless and until you or the Company give the other party written notice, received not later than 90 days prior to the then current expiration date of your employment, of your or the Company's intention to terminate your employment hereunder.

During the period of your employment you will serve as Vice President, Financial Relations & Corporate Development of the Company. You agree that, during the period of your employment under this Agreement, you will serve the Company faithfully, diligently and to the best of your ability under the direction and supervision of the President of the Company, and you will devote your full time, energy and skill to such employment. You further agree to perform, from time to time, such services and to act in such capacities as the President of the Company shall request without further compensation other than that for which provision is made in this Agreement. You will be allowed to participate in various entities so long as the nature and scope of such participation is approved in advance in writing by the President.

During this term of your employment, the Company shall pay you a salary (in accordance with the Company's regular payroll practices) as follows:

Mr. Michael J. Acierno
June 30, 1997


      1997:
(7/1/97 - 12/31/97)                         $52,500 base compensation
                                            (which represents an annual rate of
                                            $105,000) along with a target bonus
                                            of 20% of salary received in 1997
                                            ($102,500),pro-rated, but not less
                                            than 7 1/2 % of 1997 base
                                            compensation, to be paid in January,
                                            1998, as determined by the President
                                            of the Company consistent with your
                                            attainment of pre-determined
                                            individual and corporate objectives.

   Calendar 1998:
(1/1/98 - 12/31/98)                         $109,200 per annum base compensation
                                            along with a target bonus of 20% of
                                            base compensation but not less than
                                            10% of 1998 base compensation, to be
                                            paid in January, 1999, as determined
                                            by the President of the Company
                                            consistent with your attainment of
                                            pre-determined individual and
                                            corporate objectives.

   Calendar 1999:
(1/1/99 - 12/31/99)                         Base  compensation,  target  bonus,
                                            and  future  stock  options  to be
                                            evaluated  and  determined  by  the
                                            President.

The Company agrees to grant you on July 1, 1997 and thereafter on each of the first and second anniversaries of that date (so long as this agreement has not otherwise been terminated except as otherwise provided herein) non-qualified, ten-year stock options to purchase 10,000 shares of common stock (subject to standard anti-dilution protections) at an exercise price which is equal to the then current market price, each of such 10,000-share options shall vest in one-third increments (3,333 shares) annually, with the initial vesting beginning on the date granted; provided, however, that any such options which remain to be granted and/or vested hereunder shall be immediately and fully granted and vested in their entirety upon your election to terminate this Agreement by reason of a "change in control" of the Company as hereafter defined.

In the event that you are incapacitated by reason of mental or physical disability during the period of your employment so that you are prevented from performing your principal duties and services to the Company for a period of 120 consecutive days or for shorter periods aggregating 120 days during any 12-month period, the Company shall have the right to terminate your employment by delivering or telecopying written notice of such

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

Mr. Michael J. Acierno
June 30, 1997

termination to you or to your legal representative, as the case may be. Upon such termination or in the event of your death, the Company shall be relieved of any further obligations under this Agreement with the exception of the obligation to pay to you or your estate, as the case may be, any accrued and unpaid salary earned by you, and all granted but unvested options shall become fully vested. Further, in the event of termination pursuant to this paragraph, the Company will pay the health and life insurance premiums in connection with the coverage contemplated hereby for the six-month period following such termination.

The Company shall have the right to terminate your employment for "cause" at any time by reason of one or more of the following occurrences: (i) your conviction, by a court of competent and final jurisdiction, of any crime (but only in the event such crime involves the Company or directly relates to your duties thereto) which constitutes a felony in such jurisdiction; or (ii) your commission of a material act of malfeasance, fraud, dishonesty or breach of trust against the Company; or (iii) your material violation of the terms of this Agreement; or (iv) your failure to devote sufficient time, e.g., averaging 40 hours per week (taking into account vacation and holiday time) to the Company's business. In the event the Company elects to terminate your employment for "cause," the Company shall deliver or telecopy written notice to you informing you of such election and setting forth the action or omission constituting the reason for terminating your employment for "cause."

You shall be entitled to paid sick days and paid vacation days commensurate with that due to an executive at your level of employment, with no more than two weeks of which to be consecutive.

The Company will continue to provide you with "standard" medical insurance. You shall also be entitled to participate to the same extent as other employees of the Company of a like capacity and position in any profit sharing plan, executive non-qualified deferred compensation plan or incentive compensation plan that the Board of Directors of the Company shall determine to make available to such employees. The Company will pay you a car allowance of $300 per month.

Subject to the provisions of the subsequent paragraph, in the event your employment with the Company is terminated (i) for "cause" (as defined above), you will be entitled to receive 90 days' worth of your then current base compensation along with any applicable bonus, or (ii) other than for "cause" you will be entitled to the full benefits hereunder through the existing term hereof.excluding any unanticipated extensions.

Mr. Michael J. Acierno
June 30, 1997

In the event there is a "change in control" of the Company (as defined below) and (i) within 12 months of such "change in control" you terminate your employment hereunder, or (ii) your employment hereunder is terminated by the Company for any reason or no reason within 12 months of such "change in control", then in either case you shall, within fifteen days of such termination, receive as severance pay a payment in cash of an amount equal to one year's worth of your then current base compensation plus applicable bonus (if any), along with the above-described acceleration of the granting and vesting of your stock options (the "Termination Benefits"). For purposes of this Agreement, a "change in control" of the Company shall occur when more than 50% of the Company's voting capital stock is acquired by any "individual," "entity" or "group" as those terms are defined in the Securities Exchange Act of 1934.

It is expressly understood and agreed that your employment must terminate in order for the provisions of the preceding paragraph (which provides for the payment of Termination Benefits to you in certain circumstances) to be operative.

You have already executed the Company's standard confidentiality and noncompetition agreement and the compliance of which will become a part of this agreement.

This Agreement represents the entire understanding and agreement between us with respect to your employment by the Company and supersedes all prior negotiations, representations and agreements made by and between us. No alteration, amendment or modification of any of the terms or provisions of this Agreement shall be valid unless made pursuant to an instrument in writing and signed by each of us. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

Mr. Michael J. Acierno
June 30, 1997



Kindly indicate below that the foregoing represents our mutual agreement with respect to the matters described in this Agreement by signing and returning a copy of this Agreement, whereupon this Agreement shall constitute an agreement between us.

Very truly yours,

FIRST AMERICAN RAILWAYS, INC.



By: /s/ RAYMOND MONTELEONE
---------------------------------------
   Raymond Monteleone, President
         and Chief Operating Officer

Agreed to and Accepted this
8th day of July, 1997

/s/ MICHAEL J. ACIERNO
------------------------------
Michael J. Acierno

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